EXHIBIT 99.7

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for determining the proper Identification Number to give the Payer.

Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.
------------------------- ----------------------
For this type of          Give the name and       INSTRUCTIONS                              whether you make any withdrawals. The
account:                  SSN of:                 (Section references are to the Internal   backup withholding under option (2) must
                                                  Revenue Code.)                            begin no later than 7 business days
------------------------- ----------------------                                            after the requester receives this form
1. Individual             The individual          PURPOSE OF FORM.-A person who is          back.
                                                  required to file an information return
2. Two or more            The actual owner of     with IRS must obtain your correct         NOTE: As soon as you receive your TIN,
   individuals (joint     the account or, if      taxpayer identification number (TIN) to   complete another Form W-9, include your
   account)               combined funds, the     report income paid to you, real estate    TIN, sign and date the form, and give it
                          first individual on     transactions, mortgage interest you       to the requester.
                          the account(1)          paid, the acquisition or abandonment of
                                                  secured property, or contribution you     WHAT IS BACKUP WITHHOLDING?-Persons
3. Custodian account of   The minor(2)            made to an individual retirement          making certain payments to you are
   a minor (Uniform                               arrangement (IRA). Use Form W-9 only if   required to withhold and pay to IRS 30%
   Gift to Minors Act)                            you are a U.S. person (including a        of such payments under certain
                                                  resident alien), to give your correct     conditions. This is called Abackup
4. a.   The usual         The grantor-trustee(1)  TIN to the person requesting it (the      withholding.* Payments that could be
        revocable                                 requester) and, when applicable, to: (1)  subject to backup withholding include
        savings trust                             certify the TIN you are giving is         interest, dividends, broker and barter
        (grantor is                               correct (or you are waiting for a number  exchange transactions, rents, royalties,
        also trustee)                             to be issued), (2) certify you are not    nonemployee compensation, and certain
   b.   So-called trust   The actual owner(1)     subject to backup withholding, or (3)     payments from fishing boat operators,
        account that is                           claim exemption from backup withholding   but do not include real estate
        not a legal or                            if you are a U.S. exempt payee.           transactions.
        valid trust                               Furnishing your correct TIN and making
        under state law                           the appropriate certifications will       If you give the requester your correct
                                                  prevent certain payments from being       TIN, make the appropriate
5. Sole proprietorship    The owner)3)            subject to the 30% backup withholding.    certifications, and report all your
                                                                                            taxable interest and dividends on your
------------------------- ----------------------  TAXPAYER IDENTIFICATION NUMBER (TIN). If  tax return, your payments will not be
                                                  you are a RESIDENT ALIEN and you do not   subject to backup withholding. Payments
For this type of          Give the name and       have and are not eligible to get an SSN,  you receive will be subject to backup
account:                  EIN of:                 your TIN is your IRS individual taxpayer  withholding if:
                                                  identification number (ITIN). See HOW TO      (1) You do not furnish your TIN to
                                                  GET A TIN below. If you are a SOLE        the requester, or
                                                  PROPRIETORSHIP and you have an EIN, you       (2) You do not certify your TIN when
                                                  may enter either your SSN or EIN.         required, or
                                                  However, the IRS prefers that you use         (3) The IRS tells the requester that
                                                  your SSN. If you are an LLC that is       you furnished an incorrect TIN; or
                                                  DISREGARDED AS AN ENTITY separate from        (4) The IRS tells you that you are
                                                  its owner, and are owned by an            subject to backup withholding because
                                                  individual, enter your SSN. If the owner  you did not report all your interest and
                                                  of a disregarded LLC is a corporation,    dividends on your tax return, or
                                                  partnership, etc., enter the owner's          (5) You do not certify to the
------------------------- ----------------------  EIN.                                      requester that you are not subject to
6. Sole proprietorship    The owner(3)                                                      backup withholding under (4) above.
                                                  HOW TO OBTAIN A TIN. If you do not have
7. A valid trust,         Legal entity(4)         a TIN, apply for one immediately. To          Certain payees and payments are
   estate, or                                     apply for an SSN, get FORM SS-5,          exempt from backup withholding and
   pension trust                                  Application for a Social Security Card,   information reporting. See Payees and
                          The corporation         from your local Social Security           Payments Exempt from Backup Withholding,
8. Corporate                                      Administration office. Get FORM W-7,      below.
                          The organization        Application for IRS Individual Taxpayer
9. Association, club,                             Identification Number, to apply for an    PAYEES AND PAYMENTS EXEMPT FROM BACKUP
   religious,                                     ITIN, or FORM SS-4, Application for       WITHHOLDING.-The following is a list of
   charitable,                                    Employer Identification Number, to apply  payees exempt from backup withholding
   educational, or                                for an EIN. You can get FORMS W-7 and     and for which no information reporting
   other tax-exempt                               SS-4 from the IRS by calling              is required.
   organization           The partnership         1-800-829-3676 or from the IRS Web Site       (1) An organization exempt from tax
                                                  at www.irs.gov.                           under section 501(a), any IRA or a
10. Partnership           The broker or nominee      -----------                            custodial account under 403(b)(7) if the
                                                                                            account satisfies the requirements of
11. A broker or                                       To complete Form W-9 if you do not    section 401(f)(2);
    registered nominee    The public entity       have a TIN, write "Applied For" written       (2) The United States or any of its
                                                  in Part I. This is an "awaiting- TIN"     agencies or instrumentalities.
12. Account with the                              certificate. Generally, you will than         (3) A state, the District of
    Department of                                 have 60 days from the date that the       Columbia, a possession of the United
    Agriculture in the                            requester receives the certificate, to    State, or any of their political
    name of a public                              provide a TIN to the requester before     subdivisions or instrumentalities.
    entity (such as a                             you are subject to backup withholding on      (4) A foreign government or any of
    state or local                                payments. If the requester does not       its political subdivisions, agencies or
    government, school                            receive your TIN within 60 days, backup   instrumentalities; or
    district, or                                  withholding, if applicable, will begin        (5) An international organization or
    prison) that                                  and continue until you furnish your TIN   any of its agencies or
    receives                                      to the requester. For reportable          instrumentalities.
    agricultural                                  interest or dividend payments, the payer      Other payees that MAY BE EXEMPT from
    program payments                              must exercise one of the following        backup withholding include:
------------------------- ----------------------  options concerning backup withholding         (6) A corporation;
                                                  during this 60-day period. Under the          (7) A foreign central bank of issue;
(1) List first and circle the name of the person  RESERVE RULE, the requester must backup       (8) A dealer in securities or
    whose number you furnish. If only one person  withhold on any reportable payments made  commodities required to register in the
    on a joint account has an SSN, that person's  during the 60-day period if a payee       U.S., the District of Columbia, or a
    number must be furnished.                     withdraws more than $500 at one time,     possession of the U.S;
                                                  unless the payee reserves 30% of all          (9) A futures commission merchant
(2) Circle the minor's name and furnish the       reportable payments made to the account   registered with the Commodity Futures
    minor's SSN.                                  during 2002 (29% in 2003). Under the      Trading Commission;
                                                  ALTERNATIVE RULE, the requester may also      (10) A real estate investment trust;
(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you   elect to backup withhold during this          (11) An entity registered at all
    may also enter your business or "DBA" name.   60-day period, after a 7 day grace        times during the tax year under the
    You may use either your SSN or EIN (if you    period, under one of the two alternative  Investment Company Act of 1940;
    have one).                                    rules. They are (1), a payer must backup      (12) A common trust fund operated by
                                                  withhold on any withdrawals you make      a bank under section 584(a);
(4) List first and circle the name of the legal   from your account after 7 business days       (13) A financial institution;
    trust, estate, or pension trust. (Do not      after the requester receives the
    furnish the TIN of the personal               "awaiting- TIN" certificate or under
    representative or trustee unless the legal    (2), the payer must backup withhold on
    entity itself is not designated in the        any reportable interest or dividend
    account title).                               payments made to your account,
                                                  regardless of
NOTE: IF NO NAME IS CIRCLED WHEN MORE THAN ONE
NAME IS LISTED, THE NUMBER WILL BE CONSIDERED
TO BE THAT OF THE FIRST NAME LISTED.

    (14) A middleman known in the investment      PENALTIES
community as a nominee or custodian;
    (15) A trust exempt from tax under section    FAILURE TO FURNISH YOUR TIN. If you fail
664 or described in section 4947.                 to furnish your correct TIN to a
                                                  requester, you are subject to a penalty
The following types of payments are exempt from   of $50 for each such failure unless your
backup withholding as indicated for items (1)     failure is due to reasonable cause and
through (15) above.                               not to willful neglect.

INTEREST AND DIVIDEND PAYMENTS. All listed        CIVIL PENALTY FOR FALSE INFORMATION WITH
payees are exempt except the payee in item (9).   RESPECT TO WITHHOLDING. If you make a
                                                  false statement with no reasonable basis
BROKER TRANSACTIONS. All payees listed in item    that results in no backup withholding,
(1) through (13) are exempt. A person registered  you are subject to a penalty of $500.
under the Investment Advisors Act of 1940 who
regularly acts as a broker is also exempt.        CRIMINAL PENALTY FOR FALSIFYING
                                                  INFORMATION. Willfully falsifying
PAYMENTS REPORTABLE UNDER SECTIONS 6041 AND       certifications or affirmations may
6041A. Only payees listed in items (1) through    subject you to criminal penalties
(7) are generally exempt. However, the following  including fines and/or imprisonment.
payments made to a corporation (including gross
proceeds paid to an attorney under section        MISUSE OF TINs. If the requester
6045(f), even if the attorney is a corporation)   discloses or uses TINs in violation of
and reportable on FORM 1099-MISC, Miscellaneous   Federal law, the requester may be
Income, are NOT EXEMPT from backup withholding.   subject to civil and criminal penalties.

* Medical and health care payments.
* Attorneys' fees.
* Payments for services paid by a Federal executive agency.

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N,
and their regulations. The following payments are generally exempt from backup withholding.

DIVIDENDS AND PATRONAGE DIVIDENDS
* Payments to nonresidential aliens subject to withholding under section 1441.
* Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.
* Payments of patronage dividends not paid in money.
* Payments made by certain foreign
organizations.
* Section 404(k) distributions made by an ESOP.

INTEREST PAYMENTS
* Payments of interest on obligations issued by individuals. However, you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.
* Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
* Payments described in section 6049(b)(5) to nonresident aliens
* Payments on tax-free covenant bonds under
section 1451.
* Payments made by certain foreign
organizations.
* Mortgage or student loan interest paid by you.

OTHER TYPES OF PAYMENTS
* Wages.
* Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, or an owner-employee plan.
* Certain surrenders of life insurance
contracts.
* Gambling winnings if withholding is required under section 3402(q). However, if withholding is required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
* Real estate transactions reportable under
section 6045(e).
* Cancelled debts reportable under section
6050P.
* Distributions from a medical savings account and long-term care benefits.
* Fish purchases for cash reportable under
section 6050R.